UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 11, 2008

Commission File No. 841105-D

BAR HARBOR BANKSHARES
(Exact name of registrant as specified in its charter)

Maine	01-0393663
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

PO Box 400
82 Main Street, Bar Harbor, ME	04609-0400
(Address of principal executive offices)	(Zip Code)

(207) 288-3314
(Registrant's telephone number, including area code)

Inapplicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

___  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

___  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

___  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

___  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry Into a Material Definitive Agreement

On December 5, 2008, Bar Harbor Bank & Trust (the "Bank"), the wholly owned banking subsidiary of the registrant, Bar Harbor Bankshares (the "Company"), entered into a definitive Credit Card Account Purchase Agreement (the "Agreement") with U.S. Bank National Association, D/B/A Elan Financial Services ("Elan"). Under the terms of the Agreement, the Bank agreed to sell and transfer and Elan agreed to purchase and assume all of the Bank’s individual and business revolving credit card line accounts as of November 30, 2008. The cash consideration provided to the Bank with respect to the sale is equivalent to approximately $2,070,118, which preliminarily represents 100% of the principal balances of the accounts sold as of November 30, 2008, plus a premium of 8% on such balances or approximately $165,609.

Company management believes that any loss of the credit card portfolio’s contribution to the Company’s profitability going forward is not material and will be largely offset by income from certain credit card revenue-sharing and joint marketing arrangements entered into with Elan in connection with the Agreement. Company management does not expect the sale to result in a significant change in net income from ongoing operations in the near term. Company management anticipates the Company’s longer-term profitability may be favorably impacted if Elan is able to increase credit card penetration usage, although no assurance can be provided in that regard.

The Bank was advised by Morgan Keegan & Co. on this transaction.

Forward-Looking and Cautionary Statements

This Current Report on Form 8-K contains certain forward-looking statements with respect to the financial condition, results of operations and business of the Company for which the Company claims the protection of the safe harbor provided by the Private Securities Litigation Reform Act of 1995. You can identify these forward-looking statements by the use of words like "strategy," "anticipates" "expects," "plans," "believes," "will," "estimates," "intends," "projects," "goals," "targets," and other words of similar meaning. You can also identify them by the fact that they do not relate strictly to historical or current facts. Forward-looking statements include, but are not limited to, those made in connection with management’s expectations with respect to the short term and long term impact on the Company’s profitability resulting from the transactions contemplated under the Elan Agreement, which are subject to change based on the impact of various factors that could cause actual results to differ materially from those projected or suggested due to certain risks and uncertainties. These risks and uncertainties include, but are not limited to, the inability of Elan and the Company to generate increased credit card usage and penetration within the Bank’s customer base and market, changes in general economic conditions, interest rates, legislation or regulation and accounting principles. The Company assumes no obligation to update any forward-looking statements as a result of new information or future events or developments

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 11, 2008

BAR HARBOR BANKSHARES

 /s/Joseph M. Murphy

Joseph M. Murphy
President and Chief Executive Officer